SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           ---------------------------

         Date of report (Date of earliest event reported): April 2, 1998




                          ASTORIA FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)




         DELAWARE                      0-22228                   11-3170868
     (State or other               (Commission File            (IRS Employer
     jurisdiction of                   Number)              Identification No.)
      incorporation)


          ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085 (Address of principal executive offices, including zip code)



       Registrant's telephone number, including area code: (516) 327-3000




                                      NONE
          (Former name or former address, if changed since last report)


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ITEMS 1 THROUGH 4, 6, 8 & 9.   NOT APPLICABLE

ITEM 5.           OTHER EVENTS.

         On April 2, 1998, Astoria Financial Corporation, a Delaware corporation ("Astoria Financial"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), by and between Astoria Financial and Long Island Bancorp, Inc., a Delaware corporation ("LIB"). The Merger Agreement provides, among other things, that LIB will be merged with and into Astoria Financial, with Astoria Financial being the surviving corporation (the "Merger").

         Pursuant to the Merger Agreement, each share of common stock of LIB issued and outstanding at the Effective Time (as defined in the Merger Agreement) will be converted into the right to receive 1.15 shares of Astoria Financial common stock, provided, however, that no fraction of a share of Astoria Financial common stock will be issued in the Merger.

         Consummation of the Merger is subject to the satisfaction of certain conditions, including approval of the shareholders of both Astoria Financial and LIB and approval of the appropriate regulatory agencies.

         LIB has the right to terminate the Merger Agreement if the market value of Astoria Financial Common Stock (as defined in the Merger Agreement) falls below $49.76 per share and such decline in value is 17.5% greater than the percentage decline of a group of similar financial institutions, unless Astoria Financial delivers to LIB shareholders shares of Astoria Financial common stock having a minimum value established pursuant to a formula set forth in the Merger Agreement.

         In connection with the Merger Agreement, Astoria Financial and LIB each granted to the other a stock option pursuant to Stock Option Agreements, dated as of April 2, 1998, pursuant to which each of Astoria Financial and LIB may purchase up to 19.9% of the other's issued and outstanding shares of common stock, upon the terms and conditions stated therein. The Merger Agreement also includes a provision for a $60 million termination fee that is payable to Astoria Financial if the transaction is not completed under certain circumstances. Both the Merger Agreement and the Stock Option Agreement granted to Astoria Financial provide that the total profit to Astoria Financial from the value of the stock options and termination fee may not exceed $60 million plus reasonable out-of-pocket expenses.

         This Current Report on Form 8-K may contain certain forward-looking statements regarding Astoria Financial's acquisition of LIB, including cost savings to be realized, earnings accretion, transaction charges and other opportunities following the acquisition which are based on management's current expectations regarding economic, legislative and regulatory issues. The factors which may cause future results to vary materially include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting each company's operations, pricing, products and services.

         Astoria Financial and LIB publicly announced the Merger in a press release dated April 3, 1998, a copy of which is attached hereto as Exhibit 99.1.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.


         (a)      Financial statements of businesses acquired.

                  Not applicable.

         (b)      Pro forma financial information.

                  Not applicable.

         (c) Exhibits. The following Exhibits are filed as part of this report:


    EXHIBIT NO.                         DESCRIPTION

        2.1 Agreement and Plan of Merger, dated as of April 2, 1998, by and between Astoria
                            Financial Corporation and Long Island
                            Bancorp, Inc.*

        4.1 Stock Option Agreement, dated as of April 2, 1998, by and between Astoria Financial Corporation and Long Island Bancorp, Inc.*

        4.2 Stock Option Agreement, dated as of April 2, 1998, by and between Astoria Financial Corporation and Long Island Bancorp, Inc.*

       99.1                 Press Release issued on April 3, 1998.

       99.2                 Analyst Presentation.



----------------------

*        To be filed by amendment.



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



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             ASTORIA FINANCIAL CORPORATION



                             By:  /s/ Alan P. Eggleston
                                  -----------------------------------
                                  Alan P. Eggleston
                                  Executive Vice President and
                                   General Counsel

Dated: April 3, 1998


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



                                  EXHIBIT INDEX



          EXHIBIT                               DESCRIPTION

            2.1 Agreement and Plan of Merger, dated as of April 2, 1998, by and between Astoria Financial Corporation and Long Island Bancorp, Inc.*

            4.1 Stock Option Agreement, dated as of April 2, 1998, by and between Astoria Financial Corporation and Long Island Bancorp, Inc.*

            4.2 Stock Option Agreement, dated as of April 2, 1998, by and between Astoria Financial Corporation and Long Island Bancorp, Inc.*

            99.1            Press Release issued on April 3, 1998.

            99.2            Analyst Presentation.




------------------------

*        To be filed by amendment.




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